Floyd Chadee, Senior VP and CFO J.P. Morgan 2013 Insurance Conference March 21, 2013 Exhibit 99.1

This presentation should be read in conjunction with StanCorp’s most recent earnings release and Annual Report on Form 10-K.
Information in this presentation includes certain statements related to projected growth and future events. These statements are “forward-
looking” statements as that term is defined in the Private Securities
Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results in future periods may differ materially from those expressed or implied by such forward-looking statements. See StanCorp’s latest annual report on Form 10-K filed with the Securities and Exchange Commission for a description of the types of risks and uncertainties that may affect actual results.
Financial measures that exclude after-tax net capital gains and losses and Accumulated Other Comprehensive Income are non-GAAP
(Generally Accepted Accounting Principles in the United States)
measures.
Forward-Looking Statements

• Same conservative company for more than 100 years
• Experts in the businesses in which we compete
• Profitable, long-term businesses
• Avoided high-risk businesses such as variable annuities and long term care
• Conservative and transparent reserving practices
• Never had a material reserve strengthening
• High-quality investment portfolio
• Disciplined and transparent approach to interest rate management
• Strong balance sheet
• Low intangible asset balances
A Consistent and Conservative Story

Who We Are

2012 Pre-Tax Income*
($ in millions)
Asset Management
$64.0
26%
Insurance Services
$179.8
74%
Group Insurance
$129.8
53%
IDI
$50.0
21%
*  Excludes income before income taxes in our Other category.

We Offer: We Do Not Offer:
Products Group Life Group Disability Individual Life Long-Term Care Variable Annuities
Description Coverage provided
through employer that
provides benefit to
employee upon death
Replaces a portion of
employee’s income
when employee can’t
work due to illness or
injury
Policy couples cash
value accumulation
with death benefit
protection
Provides protection
against long-term
care costs (typically
nursing homes and/or
home care)
Mutual fund
wrapped with tax
deferral and often
guarantees of
minimum returns
Profitability drivers Underwriting and
investment
management
Underwriting, claims
management and
investment
management
Investment spread
and underwriting
margin
Underwriting, claims
management and
investment
management
Fees on ALM,
however,
riders/guarantees
shift risk to insurer
Ability to re-price
policies over a 1-3
year period
Profitability not
spread-based
No embedded equity
derivatives/riders
StanCorp principally operates in the group insurance market which has attractive attributes in a volatile macro market environment
Characteristics of Our Products Relative
to Other Companies

High-Quality Investment Portfolio
(As of 12/31/2012)

* Source: SNL Financial
• Consistent, conservative
investment strategy
• No material preferred or
common equities, or
structured investments
• Similar amount of debt
holdings compared to
peers
• Underwrite, originate and
service our own
commercial mortgage
loans
SFG Peers*
Invested Assets
Government debt
Corporate debt
Mortgage loans
Other (derivatives,
trading account assets,
real estate, etc.)
Asset-backed securities
(CMBS, RMBS, etc.)
Equity securities
Short-term investments

Disciplined Interest Rate Management 7 12-Month Interest Margins

Low Goodwill and Other Intangible Assets
(% of Shareholders’ Equity* at 12/31/12)

*Excludes accumulated other comprehensive income (loss)
** Peer group includes AIZ, HIG, LNC, MET, PFG, PRU, UNM
20.6%
24.8%
34.4%
45.4%
67.2%
69.4%
84.2%
87.9%
SFG Peer A** Peer B** Peer C** Peer D** Peer E** Peer F** Peer G**
Peer Average (59.0%)

2013 Guidance
• We expect a low single digit decline in group insurance premiums given a lack of organic growth and pricing actions to address elevated claims incidence and the continued low interest rate environment.
• We expect that our group insurance annual benefit ratio will be in the range of
81% to 84% (incorporates a discount rate 50 to 75 basis points lower for 2013).
• We expect that our effective income tax rate will be in the range of 22% to 23%.
Factors Affecting 2013 Guidance

2013 Earnings Guidance
• Net income per diluted share, excluding after-tax net capital gains and losses, to be in the range of $3.40 to $3.80.
• Return on average equity, excluding after-tax net capital gains and losses from net income and AOCI from equity, to be in the range of 8% to 9%.

Earnings per Share Growth
Net income per diluted share, excluding after-tax net capital gains and losses, to be in the range of $3.40 to $3.80.
2013 EPS Guidance
For illustrative purposes, factors are not shown to scale

*Excluding after- tax net capital gains and losses

Drivers of 2013 Premiums

We expect a low single digit decline in group insurance premiums given a lack of organic growth and pricing actions to address elevated claims incidence and the continued low interest rate environment.
2013 Group Insurance Premiums
Salary
Employment
Aging
Sales
Pricing Actions
Terminations
2013 Premium Growth
Organic Growth
ERR’s

12 LTD Pricing Roadmap for Incidence 5% 5% 23% 4% 9% 4% 23% 4% 7% 2% 10% 4% 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 % of LTD business for renewal 33% of LTD block 73% of LTD block

Group Insurance Benefit Ratio Volatility

The benefit ratio can fluctuate widely and should be viewed on an annual basis
We expect that our group insurance annual benefit ratio will be in the range of
81% to 84% (incorporates a discount rate 50 to 75 basis points lower for 2013).
2013 Benefit Ratio

Benefits of Tax-Advantaged Investments

*  Based on tax-advantaged investments held as of 12/31/2012.
We expect that our effective income tax rate will be in the range of 22% to 23%.
2013 Effective Income Tax Rate
$0
$5
$10
$15
$20
2012 2013 2014 2015 2016 2017
Impact of Tax-Advantaged Investments
on Net Income Over Next Five Years
(In millions)
2012 Actual net income impact
Estimated net income impact*

Standard Insurance Company*
Rating Outlook
S&P
A+  (5th of 20 ratings)
Negative
Moody’s
A2  (6th of 21 ratings)
Negative
A.M. Best
A    (3rd of 13 ratings)
Stable
* Financial strength ratings as of January 2013
Strong Capital Levels
Target RBC Range = 300%
•
Generated capital in excess of our RBC target of 300%
•
Solid capital structure
•
Available capital was approximately $360 million at 12/31/12

• Shareholder dividends
• Dividend per common share
increased 4.5% over 2011
• 13 consecutive years of annual
dividend per common share
increases
• Share repurchases
• Repurchases consider consistency
of capital generation and our view
of equity market valuation
Persistent Shareholder Returns

Annual Cash Dividend per Share

Consistent Long-Term Growth

Book Value per Share*
*  Excludes accumulated other comprehensive income (loss)
More than a decade of disciplined earnings and book value growth
Driven by consistent operations and a solid investment portfolio

Key Takeaways 18 We are confident in our underwriting and pricing methodologies and are committed to obtaining and retaining long-term profitable business

Questions?